                                                                      EXHIBIT 10



                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT


        This Mutual Release and Settlement Agreement (this "AGREEMENT") is entered into effective as of the last date of execution below (the "EFFECTIVE DATE") by and between Medical Discoveries, Inc., a Utah corporation ("MDI") and Harvest Group, L.L.C., a Utah limited liability company ("HARVEST"), Hydromedics, Inc., a Utah corporation (formerly known as Advance Sales Company) ("HYDROMEDICS").


                                 R E C I T A L S

        A. MDI, MDI Healthcare Systems, Inc., a Nevada corporation and a wholly-owned subsidiary of MDI ("MHSI"), and Hydromedics entered into that certain Exclusive Sales Agency Agreement dated as of December 14, 1999 (the "SALES AGREEMENT"), pursuant to which Hydromedics was to market certain skincare products of MDI and MHSI.

        B. MDI borrowed certain sums of money from Harvest as evidenced by those certain Promissory Notes dated as of October 27, 1999, December 12, 1999, January 24, 2000, March 29, 2000, and June 19, 2000 (collectively, the "NOTES"), copies of which are attached hereto as EXHIBIT A.

        C. Harvest and Hydromedics contend that the parties entered into that certain JV Agreement originally dated as of June 28, 2000 and later dated as of July 12, 2000 (the "JV AGREEMENT").

        D. MDI contends that the JV Agreement was never consummated and the parties have a dispute as to the relative rights and obligations of each of the parties thereunder.

        E. On December 26, 2000, Harvest filed a demand for arbitration seeking specific performance of the JV Agreement or damages.

        F. MDI has threatened to bring certain counterclaims against Harvest, Hydromedics and the principals of each. Harvest and Hydromedics maintain MDI has no basis for any counterclaims.

        G. MDI, Harvest and Hydromedics now desire to terminate all obligations of all parties under the Sales Agreement, the Notes, and the JV Agreement and enter into a full and final settlement of any and all claims which either of them has made, could have made, or may in the future make arising out of or in any way connected with the Sales Agreement, the Notes or the JV Agreement and all related matters, as well as settle any other existing or potential claims between them.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDI, Harvest and Hydromedics hereby agree as follows:

        1. Convertible Note. Upon receipt of an executed original of this Agreement, MDI shall deliver to Harvest a convertible promissory note in the principal sum of Five Hundred Thousand Dollars ($500,000) in the form attached hereto as EXHIBIT B (the "CONVERTIBLE NOTE").

        2. Inventory. Within five (5) business days of the Effective Date, Harvest will make available for pick-up by MDI all inventories held by Harvest and Hydromedics (or either of them) of products developed by MDI or MHSI, and Harvest shall cooperate reasonably with MDI to arrange for a specific time and location for such pick-up by MDI.

        3. Furnishings. Within five (5) business days of the Effective Date, Harvest will make available for pick-up by MDI all office furniture, equipment and furnishings held by Harvest and Hydromedics (or either of them) that were contributed by MDI toward the joint effort of the parties to consummate the JV Agreement, and Harvest shall cooperate reasonably with MDI to arrange for a specific time and location for such pick-up by MDI.

        4. Termination of Agreements. The parties hereby terminate the Sales Agreement, the JV Agreement and any and all other agreements, licenses, understandings and commitments between them, written or oral, including specifically, but without limitation, any and all licenses for the sale of products developed by MDI or its subsidiaries. All such agreements, licenses, understandings and commitments are of no further force and effect as of the Effective Date. Notwithstanding any terms to the contrary in any such agreement, license, understanding or commitment, no provisions, terms or conditions of any such agreement, license, understanding or commitment shall survive the Effective Date and neither party shall have any further obligations or liability to the other thereunder.

        5. Satisfaction of Notes. The Notes are hereby deemed satisfied in full and MDI shall have no further obligations or liability under the Notes or under any other loans, advances or borrowings from Harvest or Hydromedics, whether or not documented with promissory notes. Within five (5) business days of the Effective Date, Harvest shall deliver the original Notes to MDI.

        6. Stock Certificates. The parties acknowledge that representatives of Harvest and/or Hydromedics may have inadvertently included one or more stock certificates of Hydromedics (the "CERTIFICATES") in file materials delivered to MDI. MDI hereby represents and warrants to Hydromedics that (i) MDI has made a diligent search for the Certificates and has been unable to find or recover the Certificates; (ii) assuming the Certificates were ever in MDI's possession, MDI believes the Certificates are now lost, stolen or destroyed; and (iii) MDI has not sold, assigned, transferred, hypothecated, pledged, deposited under any agreement, or otherwise disposed of the Certificates in whole or in part, or endorsed or delivered the Certificates to any person. If MDI ever finds any of the Certificates, MDI shall immediately deliver the same to Hydromedics.

        7. Further Assurances. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of assignments, bills of sale, instruments and documents) as the other party reasonably may request.

        8. Release by MDI and MHSI. On its own behalf and on behalf of MHSI and each of their respective successors and assigns, MDI hereby releases, acquits and forever discharges Harvest, Hydromedics and each of their respective present and former assigns, predecessors, successors, parents, subsidiaries, affiliates, partners, members, shareholders, directors, officers, servants, employees (whether presently employed or formerly employed), attorneys, insurers, agents, and all other persons, firms, corporations, or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly (collectively referred to hereinafter as the "HARVEST RELEASEES") from and of any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, compensation and liabilities of any kind or nature whatsoever (whether in contract or in tort; whether at law or equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether alleged or unclaimed) for, on account of, or in any way arising, in whole or in part, from any and all events from the beginning of time to the Effective Date including, without limitation, the following:

                A. Any claim arising from, in any way connected with, or relating to, either directly or indirectly, the claims asserted, assertable or which may become assertable in the future related to the Sales Agreement or the JV Agreement; and

                B. Any other claims arising from or relating to, either directly or indirectly, any acts or omissions of any of the Harvest Releasees, whether intentional or unintentional, whether related or unrelated, which MDI contends or may contend have caused it injury, damage and/or loss of any kind or nature whatsoever, including both personal injury and property damage.

        9. Release by Harvest. On its own behalf and on behalf of its respective successors and assigns, Harvest hereby releases, acquits and forever discharges MDI, MHSI and each of their respective present and former assigns, predecessors, successors, parents, subsidiaries, affiliates, partners, members, shareholders, directors, officers, servants, employees (whether presently employed or formerly employed), attorneys, insurers, agents, and all other persons, firms, corporations, or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly (collectively referred to hereinafter as the "MDI RELEASEES") from and of any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, compensation and liabilities of any kind or nature whatsoever (whether in contract or in tort; whether at law or equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether alleged or unclaimed) for, on account of, or in any way arising, in whole or in part, from any and all events from the beginning of time to the Effective Date including, without limitation, the following:

                A. Any claim arising from, in any way connected with, or relating to, either directly or indirectly, the claims asserted, assertable or which may become assertable in the future related to the Sales Agreement, the JV Agreement or any of the Notes; and

                B. Any other claims arising from or relating to, either directly or indirectly, any acts or omissions of any of the MDI Releasees, whether intentional or unintentional, whether related or unrelated, which Harvest contends or may contend have caused it injury, damage and/or loss of any kind or nature whatsoever, including both personal injury and property damage.

        10. Release by Hydromedics. On its own behalf and on behalf of its respective successors and assigns, Hydromedics hereby releases, acquits and forever discharges the MDI Releasees from and of any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, compensation and liabilities of any kind or nature whatsoever (whether in contract or in tort; whether at law or equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether alleged or unclaimed) for, on account of, or in any way arising, in whole or in part, from any and all events from the beginning of time to the Effective Date including, without limitation, the following:

               A. Any claim arising from, in any way connected with, or relating to, either directly or indirectly, the claims asserted, assertable or which may become assertable in the future related to the Sales Agreement, the JV Agreement or any of the Notes; and

               B. Any other claims arising from or relating to, either directly or indirectly, any acts or omissions of any of the MDI Releasees, whether intentional or unintentional, whether related or unrelated, which Hydromedics contends or may contend have caused it injury, damage and/or loss of any kind or nature whatsoever, including both personal injury and property damage.

        11. Unknown Matters. MDI, Harvest and Hydromedics understand and agree that there may be claims and damages with respect to the matters released herein, the existence of which and the consequences of which are presently unknown, but which may become known in the future, and which if known at present may have materially affected their respective decisions to enter into this Agreement. MDI, Harvest and Hydromedics, nevertheless, intend to and do hereby release the MDI Releasees and the Harvest Releasees from any and all claims, for any and all injuries and damages, whether known or unknown, whether now in existence or hereinafter to arise, and whether if known at present such claims may have materially affected their respective decisions to execute this Agreement; provided, however, that this Agreement does not release claims arising specifically out of this Agreement or the Convertible Note.

        12. Comprehensive Release of Claims. This Agreement is a full release of each, every and all claims of every kind and nature which MDI, Harvest and Hydromedics ever had or now have, or may have, which arose, accrued or which may arise or accrue, from the beginning of time to the present against the MDI Releasees or the Harvest Releasees. MDI, Harvest and Hydromedics each hereby represent and warrant, one to the other, that no claim, right, cause of action or demand is reserved, and the release provided herein waives and releases any and all claims, damages, demands, costs, expenses, causes of action, compensation and liability of every kind and nature which MDI, Harvest or Hydromedics, respectively, may be entitled to or have in the future as a result of any events which have occurred from the beginning of time to the Effective Date against the MDI Releasees and the Harvest Releasees.

        13. Settlement of Disputed Claims. This Agreement is a compromise of disputed claims, and the consideration provided for in paragraphs 1-5 above, the releases provided for in paragraphs 8-10 above, and the other promises set forth herein, are not intended to, nor should they be, construed as an admission of liability on the part of any party hereto, both of whom expressly deny liability to one another. MDI, Harvest and Hydromedics each understand that each is making the promises to the other set forth herein in lieu of and to avoid the expense and uncertainty of litigation.

        14. Mutual Representations, Warranties, Covenants and Indemnities. MDI on the one hand and Harvest and Hydromedics on the other hand each hereby represent, warrant, covenant and indemnify one another as follows:

               A. That each of them is the sole holder and owner of the claims and matters released herein; that no other person or entity has any interest in the claims and matters released pursuant to this Agreement; and that neither has, nor will it, assign to any person or party any claim or matter within the scope of the releases contained herein;

               B. That neither has, nor will it, individually or with any other person or entity, or in any way, file, make, otherwise commence, aid in any way, prosecute, cause or permit to be prosecuted against the MDI Releasees or the Harvest Releasees any complaint, lawsuit, charge, claim, demand, cause of action, obligation, damage or liability (hereinafter collectively referred to as a "CLAIM") which is the subject of the releases provided for in this Agreement;

               C. That in the event of a breach of the covenants set forth in subparagraph B of this paragraph, each hereby agrees and consents to the dismissal or withdrawal, with prejudice, of any such Claim that has been or may in the future be filed by either or on its behalf. In the event that either files any Claim within the scope of those matters described in subparagraph B above, it shall be liable to the other party or parties against whom the Claim is wrongfully filed and shall indemnify and save each such party harmless from all costs and expenses, including, without limitation, attorneys' fees incurred by such party or its officers, agents, employees, directors and/or any other person affiliated or associated with such parties, if any, in defending or responding to any such Claim, regardless of whether such defense or response is before a local, state, or federal court or administrative agency, and regardless of who might ultimately be deemed to be the prevailing party as to any such Claim;

               D. That each relies wholly upon its own judgment, belief and knowledge of the nature, extent and duration of the claims released herein, and that neither has been influenced to any extent whatsoever in making this Agreement by any representation or statement regarding damages or deficiencies, or regarding any other matters, made by the other, any person or persons representing the other, or by any attorney or expert employed by the other.

               E. That each has carefully read this Agreement, and all of its provisions, has received and accepted the advice of its own independent legal counsel with respect hereto, and has entered into this Agreement freely and voluntarily intending that it and the parties for whom its acts be legally bound hereby;

               F. That each is a corporation or limited liability company, as applicable, duly formed and in good standing under the laws of the State of Utah;

               G. That the execution, delivery and performance of this Agreement by each, and the consummation of the releases and transactions contemplated hereby, have been duly authorized by all necessary entity action;

               H. That this Agreement has been duly and validly executed and delivered by each and constitutes the legal, valid and binding obligation of each; and,

               I. That each of the covenants and warranties set forth in this paragraph are material terms of this Agreement without which the parties would not have made the promises set forth herein.

        15. Enforcement of Release. In any action brought to enforce, construe or seek damages for breach of this Agreement, or to rescind this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and expenses of litigation in addition to any other monetary relief or other amount to which it may be entitled, regardless of whether legal action is actually commenced or not. The amount recoverable includes, without limitation, the preparation of any affirmative claims or defenses, counterclaims, cross-claims or third-party complaints.

        16. Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to any of its conflicts of law provisions. Any action brought to enforce, construe or seek damages for breach of this Agreement, or to rescind this agreement, shall be brought exclusively in the state courts of the State of Utah or in the United States District Court for the District of Utah. Each party hereto consents to the personal jurisdiction of such courts for the limited purposes set forth herein.

        17. Attorneys' Fees and Costs. Each party hereto shall bear its own attorneys' fees and costs arising from the actions of its counsel in connection with this Agreement and all matters and documents referred to herein. This provision does not, however, apply to attorneys' fees and costs that may be awarded upon a breach or other violation of this Agreement as specifically provided for herein. Attorneys' fees and costs may be awarded to the prevailing party, as provided in paragraph 15 above, notwithstanding a rescission of this Agreement, and this provision shall be severed from the remainder of this Agreement in such event.

        18. Severability. Any provision of this Agreement, or any portion of any provision, that is deemed to be illegal or unenforceable or both shall be severed from this Agreement, without affecting the validity of the remainder of this Agreement. In such event, all other provisions or parts of provisions of this Agreement shall remain in full force and effect.

        19. Entire Agreement; Successors in Interest. This Agreement and the Convertible Note and other documents as may be required hereby constitute the final written expression of all of the terms of the settlement of the claims of MDI, Harvest and Hydromedics against the MDI Releasees and the Harvest Releasees, and it is the complete and exclusive statement of the terms of such settlement. MDI, Harvest and Hydromedics hereby acknowledge this Agreement and the

Convertible Note and other documents required hereby shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors, agents and assigns of each party hereto and each party released hereby.

        20. Counterpart Originals. This Agreement may be executed in counterpart originals and shall be deemed to be final once each party hereto has executed an original of this Agreement.

        Dated this 28th day of November, 2001.



                                            MEDICAL DISCOVERIES, INC.



                                            By: /s/ Judy Robinett
                                               --------------------------------
                                                Its: CEO
                                                    ----------------------------


        Dated this 29th day of November, 2001.



                                            HARVEST GROUP, L.L.C.



                                            By: /s/ Rustin Howard
                                               --------------------------------
                                                Its:
                                                    ----------------------------


        Dated this 29th day of November, 2001.



                                            HYDROMEDICS, INC.



                                            By: /s/ Rustin Howard
                                               --------------------------------
                                                Its:
                                                    ----------------------------

                                                                       EXHIBIT A



                          [TO BE PROVIDED UPON REQUEST]

                                                                       EXHIBIT B



THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER CONCURRED IN BY COUNSEL FOR THE COMPANY THAT REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



                            MEDICAL DISCOVERIES, INC.

                                CONVERTIBLE NOTE

$500,000                                                    Salt Lake City, Utah
                                                         November ________, 2001


        Medical Discoveries, Inc., a Utah corporation (the "Company"), for value received, hereby promises to pay to Harvest Group, L.L.C., a Utah limited liability company (the "Holder"), the principal amount of $500,000, without interest, in accordance with the following terms and conditions:

        1. Due Date. The outstanding principal balance will be due and payable on July 8, 2002, (the "Due Date") unless converted in accordance with the terms of Section 4.

        2. Prepayment. This Convertible Note may be prepaid in whole or in part by the Company at any time without penalty. Any prepayment of this Convertible Note shall be made upon no less than three days' prior written notice from the Company to the Holder, which notice shall indicate the place designated and the date fixed for such prepayment. At such place and on such date, the Company shall make payment to the Holder of the principal amount of this Convertible
Note intended to be prepaid and, in the case of a prepayment in full, the Holder shall surrender this Convertible Note to the Company.

        3. Prohibition on Certain Transfers of Patented Technologies. Until the earlier to occur of (i) the date the Company pays in full the principal sum due hereunder or (ii) the Due Date, the Company shall not sell, assign, encumber, hypothecate or otherwise transfer (any such sale, assignment, encumbrance, hypothecation or transfer herein a "Transfer") any of the Company's patented technologies unless, pursuant to such Transfer, the Company receives consideration sufficient to repay any principal balance then outstanding on this Convertible Note and does so repay such balance simultaneously with and as a condition of closing such Transfer. Notwithstanding the foregoing, the Company is permitted to license any and all of its technologies (any such license herein a "License Transaction"), at any time, on any terms satisfactory to the Company, in its sole and absolute discretion, so long as all of the net profits (as determined by the Company in its reasonable discretion) to the Company of such License Transaction are applied toward this Convertible Note simultaneously with and as a condition of closing such License Transaction; provided, however, that the Company must obtain the written consent of the Holder, which consent shall not be unreasonably withheld or delayed, prior to agreeing to any License Transaction that (y) is for a duration of longer than one year and cannot be terminated by the Company within one years' notice to the licensee; or (z) is exclusive to the licensee and is for a duration of longer than one year.

        4. Conversion.

           (a) If the principal sum due hereunder is not paid in full on or before the Due Date, then, subject to the procedures of Section 4(c), the principal sum outstanding shall convert to a number of shares of the Company's common stock equal to a percentage of the total number of shares then issued and outstanding (taking into account the issuance of shares pursuant to this Section 4(a)), on a fully-diluted basis (including any unexercised, outstanding stock options or other rights to acquire stock), as follows:

             Principal Sum                       Percentage of Common
             Outstanding                         Stock Issued and Outstanding
             --------------                      ----------------------------
             $1-- 400,000                                     20%
             $400,001-- 450,000                               25%
             $450,001-- 500,000                               30%

        For example, if , as of the Due Date, the Company has 33,000,000 shares of common stock issued and outstanding, 2,000,000 options outstanding and not yet exercised, and the principal sum of $410,000 remains unpaid as of the expiration of the Due Date, this Convertible Note will convert to 11,666,666 ([35,000,000/(1- 0.25)] - 35,000,000) shares of common stock of the Company.

           (b) Notwithstanding the foregoing, the Holder may, in its sole and absolute discretion, suspend the automatic conversion of this Convertible Note beyond the Due Date by providing written notice to the Company of such election no fewer than thirty (30) days prior to the Due Date. If the Holder suspends the conversion of this Convertible Note, the conversion shall remain suspended indefinitely unless and until the Holder elects to convert this Convertible Note by giving the Company at least thirty (30) days' prior written notice of such election. During any such period of suspension of the automatic conversion of this Convertible Note, the Company may pay the principal sum due hereunder in whole or in part.

           (c) Upon conversion of this Convertible Note, the outstanding principal balance will be converted automatically into the right to receive shares of common stock of the Company without any further action by the Holder and whether or not this Convertible Note is surrendered to the Company or its transfer agent. The Company will not be obligated to issue certificates evidencing the shares of common stock unless this Convertible Note is either delivered to the Company or the Holder notifies the Company that this Convertible Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Convertible Note. The Company will, as soon as practicable after such delivery or execution, as applicable, issue and deliver to the Holder a certificate or certificates for such common stock to which the Holder shall be entitled and a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of common stock.

        5. Assignment. This Convertible Note is not assignable, negotiable, or transferable by the Holder.

        6. Defaults and Remedies.

           (a) Failure by the Company to pay the amount due hereunder shall not constitute an event of default and the Holder's sole remedy upon such failure to pay shall be the right to receive common stock under the terms of the conversion described in Section 4.

           (b) If the Company violates Section 3, the Holder shall have the right to convert this Convertible Note into common stock of the Company pursuant to the terms of Section 4 by giving notice thereof to the Company. Such conversion shall be effective as of the date of such notice; provided, however, that such conversion shall not be effective later than the Due Date. Such right of conversion shall be the Holder's sole remedy upon a violation by the Company of Section 3.

           (c) If the Company fails to timely issue stock certificates to the Holder upon conversion of this Convertible Note and if the Holder obtains a judgment against the Company for damages resulting from such breach, the Company shall consent to an award of prejudgment interest on any such damages at the rate of eighteen percent (18%) per annum.

        7. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

           (a) Investment Intent. The Holder is acquiring this Convertible Note and any securities acquired hereunder for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"). The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder understandings and agrees that the Securities shall not be sold, pledged, hypothecated or otherwise transferred unless registered under the Act and applicable state securities laws or an exemption from registration is available and that each certificate or other document evidencing or representing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

        THE SECURITIES OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

           (b) Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. The Holder is aware of the provisions of Rules 144 and 144A promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, in most circumstances (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than one (1) year after a party has purchased and fully paid for the shares, (iii) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)), and (iv) the number of shares being sold during any three month period not exceeding specified limitations.

           (c) Receipt of Public Filings. The Holder acknowledges receipt of the Company's Annual Report on Form 10-KSB for the year ending December 31, 2000, and its Quarterly Reports on Form 10-QSB for the periods ending March 31, 2001, June 30, 2001 and September 30, 2001.

           (d) Brokers or Finders. The Holder has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Convertible Note or any transactions contemplated hereby.

           (e) Speculative Investment. The Holder is aware that an investment in the Securities is highly speculative and subject to substantial risks. The Holder has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of the Holder's entire investment, and the limited transferability of the Securities, which may make the liquidation of this investment impossible for the indefinite future.

           (f) State of Residence. The Holder has its principal place of business in and is domiciled in the State of Utah and has no present intention of relocating to any other state or jurisdiction.

        8. Governing Law. This Convertible Note shall be governed by and construed according to the laws of the State of Utah.

        9. Notices. All notices required or permitted to be given under this Convertible Note shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five days after mailing, properly addressed and return receipt requested. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when delivery is refused. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

        If to the Company:

                      Medical Discoveries, Inc.
                      738 Aspenwood Lane
                      Twin Falls, ID 83301
                      Attn: Judy Robinett, CEO
                      Fax: (208) 736-9075

        with a copy to:

                      Stephen R. Drake
                      Stoel Rives LLP
                      101 S. Capitol Blvd., Suite 1900
                      Boise, ID 83702

                      Fax: (208) 389-9040

        If to the Holder:

                      Harvest Group, L.L.C.
                      c/o Rustin Howard
                      17 Cayuga Street
                      Trumansburg, NY 14886
                      Fax: (607) 387-7781

        with a copy to:

                      Jeffrey L. Silvestrini
                      Cohne, Rappaport & Segal
                      525 East 100 South, Suite 500
                      Salt Lake City, UT 84102
                      Fax: (801) 355-1813

        10. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Convertible Note, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees or other costs incurred in connection with such action or proceeding and in any petition for appeal or appeal therefrom, in addition to any other relief to which it or they may be entitled.

        IN WITNESS WHEREOF, the Company has caused this Convertible Note to be issued as of the date first written above.



                                            COMPANY:

                                            MEDICAL DISCOVERIES, INC.



                                            By:_________________________________
                                            Its:________________________________


Accepted and Agreed:

HOLDER:


HARVEST GROUP, L.L.C.



By:_________________________________
Its:________________________________